ROBECO-SAGE TRITON FUND, L.L.C. (the "Fund")

     ROBECO-SAGE MULTI-STRATEGY TEI MASTER FUND, L.L.C. (the "Master Fund")

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENT, each person whose signature appears below hereby constitutes and appoints Timothy J. Stewart, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign, on behalf of the Fund and the Master Fund, the Fund's Registration Statement on Form N-2 to be filed with the Securities and Exchange Commission (the "SEC") on or about April 1, 2010, and any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Each of the undersigned hereby executes this Power of Attorney as of this 22nd day of February, 2010.

           SIGNATURE                                 TITLE
--------------------------------         --------------------------------------

                                         Principal Manager, President and Chief
/s/ Timothy J. Stewart                   Executive Officer
------------------------
Timothy J. Stewart


/s/ Charles S. Crow, III                 Manager
------------------------
Charles S. Crow, III


/s/ Richard B. Gross                     Manager
------------------------
Richard B. Gross


/s/ David C. Reed                        Manager
------------------------
David C. Reed


/s/ Matthew J. Davis                     Chief Financial Officer
------------------------
Matthew J. Davis